Exhibit 99.1

Box Reports Fiscal Third Quarter 2024 Financial Results

Revenue of $262 Million, up 5% Year-Over-Year

Cash From Operations of $72 Million, up 3% Year-Over-Year

Free Cash Flow of $58 Million, up 6% Year-Over-Year

REDWOOD CITY, Calif. – December 5, 2023 – Box, Inc. (NYSE:BOX), the leading Content Cloud, today announced preliminary financial results for the third quarter of fiscal year 2024, which ended October 31, 2023.

“We continue to execute on our Content Cloud strategy, creating the only end-to-end platform that can help customers power their complete content lifecycle in a single architecture,” said Aaron Levie, co-founder and CEO of Box. “By demonstrating our product leadership with Box AI and Box Hubs, we are delivering the platform that customers need to meet the demands of the rapidly evolving era of AI-powered work.”

“Our focus on delivering profitable growth drove operating margin expansion and grew earnings per share 16% year-over-year,” said Dylan Smith, co-founder and CFO of Box. “The successful execution of our public cloud migration coupled with the savings we’ve generated through our continued focus on cost discipline enables us to invest in product innovation to drive durable, long-term growth.”

Fiscal Third Quarter Financial Highlights

Box’s fiscal third quarter gross profit, operating income, and earnings per share include a headwind against the company’s expense forecast of $3.3 million from an anticipated decrease in proceeds from the sale of certain data center equipment as the company completes its migration to the public cloud (“equipment proceeds headwind”).

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Revenue for the third quarter of fiscal year 2024 was $261.5 million, a 5% increase from revenue for the third quarter of fiscal year 2023 of $250.0 million, or 7% growth on a constant currency basis.
•
Remaining performance obligations (“RPO”) as of October 31, 2023 were $1.131 billion, a 7% increase from RPO as of October 31, 2022 of $1.056 billion, or 8% growth on a constant currency basis.
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Billings for the third quarter of fiscal year 2024 were $253.7 million, a 2% decrease, as reported and in constant currency, from billings for the third quarter of fiscal year 2023 of $258.2 million.
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GAAP gross profit for the third quarter of fiscal year 2024 was $192.3 million, or 73.5% of revenue. This compares to a GAAP gross profit of $185.5 million, or 74.2% of revenue, in the third quarter of fiscal year 2023. The equipment proceeds headwind represents an impact of 130 basis points to GAAP gross margin.
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Non-GAAP gross profit for the third quarter of fiscal year 2024 was $199.6 million, or 76.3% of revenue. This represents 4% growth from non-GAAP gross profit of $191.2 million, or 76.5% of revenue, in the third quarter of fiscal year 2023. The equipment proceeds headwind represents an impact of 130 basis points to non-GAAP gross margin.
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GAAP operating income in the third quarter of fiscal year 2024 was $11.4 million, or 4.4% of revenue. This compares to a GAAP operating income of $13.4 million, or 5.3% of revenue, in the third quarter of fiscal year 2023. The equipment proceeds headwind represents an impact of 130 basis points to GAAP operating margin.
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Non-GAAP operating income in the third quarter of fiscal year 2024 was $64.6 million, or 24.7% of revenue. This represents 8% growth from non-GAAP operating income of $60.0 million, or 24.0% of revenue, in the third quarter of fiscal year 2023. The equipment proceeds headwind represents an impact of 130 basis points to non-GAAP operating margin.
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GAAP diluted net income per share attributable to common stockholders in the third quarter of fiscal year 2024 was $0.04 on 147.6 million weighted-average shares outstanding. This compares to GAAP diluted net income per share attributable to common stockholders of $0.03 in the third quarter of fiscal year 2023 on 148.1 million weighted-average shares outstanding. GAAP net income per share attributable to common stockholders in the third quarter of fiscal year 2024 includes a negative impact of $0.05 year-over-year from unfavorable foreign exchange rates. The equipment proceeds headwind represents an impact of $0.02 to GAAP diluted net income per share.
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Non-GAAP diluted net income per share attributable to common stockholders in the third quarter of fiscal year 2024 was $0.36. This compares to non-GAAP diluted net income per share attributable to common stockholders of $0.31 in the third quarter of fiscal year 2023. Non-GAAP net income per share attributable to common stockholders in the third quarter of fiscal year 2024 includes a negative impact of $0.05 year-over-year from unfavorable foreign exchange rates. The equipment proceeds headwind represents an impact of $0.02 to non-GAAP diluted net income per share.
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Net cash provided by operating activities in the third quarter of fiscal year 2024 was $71.8 million, a 3% increase from net cash provided by operating activities of $69.7 million in the third quarter of fiscal year 2023.
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Non-GAAP free cash flow in the third quarter of fiscal year 2024 was $58.3 million, a 6% increase from non-GAAP free cash flow of $55.0 million in the third quarter of fiscal year 2023.

For the purpose of this press release, growth on a constant currency basis and impact from foreign exchange is determined by comparing current period reported results with the current results calculated using the equivalent rates in the prior period.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Recent Business Highlights

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Delivered wins or expansions with leading organizations such as American College of Radiology, Bose, Idaho National Laboratory, Natural Resources Conservation Service, Office of Energy Efficiency and Renewable Energy, United States Air Force, United States Department of Health and Human Services, VMware, and Zurich Insurance Group AG.
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Rolled out Box AI in beta - a new suite of capabilities that will natively integrate advanced AI models into the Box Content Cloud, bringing Box’s enterprise-grade standards for security, compliance, and privacy to this breakthrough technology.
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Announced Box Hubs to make it easier than ever to securely curate and publish content across the enterprise.
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Unveiled the pricing and packaging for Box AI, which will integrate within Box Hubs.
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Announced an expanded partnership with Google Cloud to transform work in the enterprise with generative AI. Box will integrate with Vertex AI to build new gen AI features that help customers more efficiently process and analyze data stored in the Box Content Cloud.
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Announced that Box is now available on Google Cloud Marketplace, making it even easier for customers using Google Cloud infrastructure to purchase Box.
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Announced a new partnership with CrowdStrike to help organizations of all sizes secure their data in the cloud and stop data-related breaches.
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Introduced the new Admin Insights UI in the Box Admin Console. This feature provides admins with valuable and actionable information about how, where, and when content is being accessed and utilized across Box.
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Hosted BoxWorks 2023, attracting thousands of attendees and customer speakers from leading organizations. Box also hosted CIOWorks 2023 in-person with more than 100 CIOs from Fortune 1000 organizations in attendance.
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Announced the appointment of Olivia Nottebohm as Chief Operating Officer (COO). Nottebohm will lead the global go-to-market organization at Box, including Sales, Customer Success, and Marketing.
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Announced the third-annual Box Impact Fund, which awards a total of $150K to six nonprofits pursuing digital transformation projects. Each organization will receive a $25K grant to put towards expanding their tech capacities.
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Recognized as number 24 on the 100 Best Workplaces for Women for 2023 list by Great Place to Work® and Fortune® magazine.
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Announced the opening of new Research and Development offices in Warsaw and continued expansion into Poland.

Outlook

As a reminder, approximately one third of Box’s revenue is generated outside of the U.S., of which approximately 60% is in Japanese Yen. The following guidance includes the expected impact of FX headwinds, assuming present foreign currency exchange rates.

As discussed above, the fiscal fourth quarter and full year fiscal 2024 gross profit, operating income, and diluted net income per share include a headwind against the company’s expense forecast of approximately $4 million and $7 million respectively, from an anticipated decrease in proceeds from the sale of certain data center equipment as the company completes its migration to the public cloud (“equipment proceeds headwind”). Additionally, in the fiscal fourth quarter, Box modified its Redwood City office lease to reduce the amount of square footage, creating a one-time expense of $1.6 million that will be recognized in Q4.

Q4 FY24 Guidance

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Revenue is expected to be in the range of $262 million to $264 million, up 3% year-over-year at the high-end of the range, or 5% growth on a constant currency basis.
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GAAP operating margin is expected to be approximately 5.0%, and non-GAAP operating margin is expected to be approximately 25.5%. The equipment proceeds headwind represents an impact of 150 basis points to both GAAP and non-GAAP operating margin. The lease modifications discussed above represent a GAAP and non-GAAP operating margin headwind of 60 basis points.
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GAAP net income per share attributable to common stockholders is expected to be in the range of $0.05 to $0.06. GAAP EPS guidance includes an expected negative impact of $0.03 from unfavorable exchange rates. The equipment proceeds headwind represents an impact of $0.02 to GAAP diluted net income per share. The lease modifications discussed above represent a $0.01 impact to GAAP diluted net income per share.
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Non-GAAP diluted net income per share attributable to common stockholders is expected to be in the range of $0.38 to $0.39. Non-GAAP EPS guidance includes an expected negative impact of $0.03 from unfavorable exchange rates. The equipment proceeds headwind represents an impact of $0.02 to non-GAAP diluted net income per share. The lease modifications discussed above represent a $0.01 impact to non-GAAP diluted net income per share.
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Weighted-average diluted shares outstanding are expected to be approximately 147 million.

Full Year FY24 Guidance

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Revenue is expected to be in the range of $1.037 billion to $1.039 billion, up 5% year-over-year at the high-end of the range, or 8% growth on a constant currency basis.
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GAAP operating margin is expected to be approximately 4.0%, and non-GAAP operating margin is expected to be 24.5%. The equipment proceeds headwind represents an impact of 70 basis points to both GAAP and non-GAAP operating margin. The lease modifications discussed above represent a GAAP and non-GAAP operating margin headwind of 15 basis points.
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GAAP net income per share attributable to common stockholders is expected to be in the range of $0.15 to $0.16. FY24 GAAP EPS guidance includes an expected negative impact of $0.17 from unfavorable exchange rates. The equipment proceeds headwind represents an impact of $0.04 to GAAP diluted net income per share. The lease modifications discussed above represent a $0.01 impact to GAAP diluted net income per share.
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Non-GAAP diluted net income per share attributable to common stockholders is expected to be in the range of $1.42 to $1.43. FY24 non-GAAP EPS guidance includes an expected negative impact of $0.17 from unfavorable exchange rates. The equipment proceeds headwind represents an impact of $0.04 to non-GAAP diluted net income per share. The lease modifications discussed above represent a $0.01 impact to non-GAAP diluted net income per share.
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Weighted-average diluted shares outstanding are expected to be approximately 148.5 million.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization, and as applicable, other special items. Box has provided a reconciliation of GAAP to non-GAAP net income per share guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at www.box.com/investors for a period of 90 days after the date of the call. Prepared remarks will be available on the Box Investor Relations website after the call ends.

The conference call can be accessed by registering online at https://conferencingportals.com/event/QrpAwpkL at which time registrants will receive dial-in information as well as a conference ID. A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:

+ 1-800-770-2030 (toll-free), conference ID: 23531

+ 1-647-362-9199 (toll), conference ID: 23531

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain Twitter accounts (@box, @levie and @boxincir), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these Twitter accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these Twitter accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions, including statements regarding Box’s expectations regarding its growth and profitability, the size of its market opportunity, sales productivity, the demand for its products, the potential of AI and its impact on Box, the timing of recent and planned product introductions, enhancements and integrations, the short- and long-term success, market adoption and retention, capabilities, and benefits of such product introductions and enhancements, the success of strategic partnerships, the impact of macroeconomic conditions on its business, its ability to grow and scale its business and drive operating efficiencies, the impact of fluctuations in foreign currency exchange rates on its future results, its net retention rate, its ability to achieve revenue targets and billings expectations, its revenue and billings growth rates, its ability to expand operating margins, its revenue growth rate plus free cash flow margin in fiscal year 2024 and beyond, its long-term financial targets, its ability to maintain profitability on a quarterly or ongoing basis, its free cash flow, its ability to continue to grow unrecognized revenue and remaining performance obligations, its revenue, billings, GAAP and non-GAAP gross margin, GAAP and non-GAAP net income (loss) per share, GAAP and non-GAAP operating margins, the related components of GAAP and non-GAAP net income (loss) per share, weighted-average outstanding share count expectations for Box’s fiscal third quarter and full fiscal year 2024 in the section titled “Outlook” above, equity burn rate, any potential repurchase of its common stock, whether, when, in what amount and by what method any such repurchase would be consummated, and the share price of any such repurchase. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions, including those caused by the Hamas-Israel and Russia-Ukraine conflicts, inflation, and fluctuations in foreign currency exchange rates; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud content management market; (5) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box on a timely basis, or at all; (6) Box’s ability to provide timely and successful enhancements, integrations, new features and modifications to its platform and services; (7) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; (8) Box’s ability to realize the expected benefits of its third-party partnerships; and (9) Box’s ability to successfully integrate acquired businesses and achieve the expected benefits from those acquisitions. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Box. While Box believes these estimates are meaningful, they could differ from the actual amounts that Box ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2023. Box assumes no obligations and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended October 31, 2023.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Quarterly Report on Form 10-Q filed for the fiscal quarter ended July 31, 2023. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) attributable to common stockholders, non-GAAP net income (loss) per share attributable to common stockholders, billings, remaining performance obligations, non-GAAP free cash flow and free cash flow margin. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making (including for purposes of determining variable compensation of members of management and other employees) and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management's internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors' operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because they (1) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP financial measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position. The accompanying tables have more details on the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures.

Non-GAAP gross profit and non-GAAP gross margin. Box defines non-GAAP gross profit as GAAP gross profit excluding expenses related to stock-based compensation (“SBC”) included in cost of revenue, intangible assets amortization, and as applicable, other special items. Non-GAAP gross margin is defined as non-GAAP gross profit divided by revenue. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquired intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense that is not typically affected by operations during any particular period. Box also excludes expenses associated with a non-recurring workforce reorganization from non-GAAP gross profit as they are considered by management to be special items outside of Box’s core operating results.

Non-GAAP operating income (loss) and non-GAAP operating margin. Box defines non-GAAP operating income (loss) as operating income (loss) excluding expenses related to SBC, intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating income (loss) divided by revenue. Box excludes the following expenses as they are considered by management to be special items outside of Box’s core operating results: (1) fees related to shareholder activism (2) expenses related to certain litigation, (3) expenses associated with a non-recurring workforce reorganization, consisting primarily of severance and other personnel-related costs, and (4) expenses related to acquisitions, including transaction and discrete tax costs.

Non-GAAP net income (loss) attributable to common stockholders and non-GAAP net income (loss) per share attributable to common stockholders. Box defines non-GAAP net income (loss) attributable to common stockholders as GAAP net income (loss) attributable to common stockholders excluding expenses related to SBC, intangible assets amortization, amortization of debt issuance costs, undistributed earnings attributable to preferred stockholders, and as applicable, other special items as described in the preceding paragraph. Box defines non-GAAP net income (loss) per share attributable to common stockholders as non-GAAP net income (loss) attributable to common stockholders divided by the weighted-average outstanding shares.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue and contract assets in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and helps investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure because it is calculated using exclusively revenue, deferred revenue, and contract assets, all of which are financial measures calculated in accordance with GAAP.

Remaining performance obligations. Remaining performance obligations (“RPO”) represent, at a point in time, contracted revenue that has not yet been recognized. RPO consists of deferred revenue and backlog. Backlog is defined as non-cancellable contracts deemed certain to be invoiced and recognized as revenue in future periods. Future invoicing is determined to be certain when we have an executed non-cancellable contract or a significant penalty that is due upon cancellation. While Box believes RPO is a leading indicator of revenue as it represents sales activity not yet recognized in revenue, it is not necessarily indicative of future revenue growth as it is influenced by several factors, including seasonality, contract renewal timing, average contract terms and foreign currency exchange rates. Box monitors RPO to manage the business and evaluate performance. Box considers RPO to be a significant performance measure. Box does not consider RPO to be a non-GAAP financial measure because it is calculated in accordance with GAAP, specifically under ASC Topic 606.

Non-GAAP free cash flow and free cash flow margin. Box defines non-GAAP free cash flow as cash flows from operating activities less purchases of property and equipment, principal payments of finance lease liabilities, capitalized internal-use software costs, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Free cash flow margin is calculated as non-GAAP free cash flow divided by revenue. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Box considers non-GAAP free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

About Box

Box (NYSE:BOX) is the leading Content Cloud, a single platform that empowers organizations to manage the entire content lifecycle, work securely from anywhere, and integrate across best-of-breed apps. Founded in 2005, Box simplifies work for leading global organizations, including AstraZeneca, JLL, Morgan Stanley, and Nationwide. Box is headquartered in Redwood City, CA, with offices across the United States, Europe, and Asia. Visit box.com to learn more. And visit box.org to learn more about how Box empowers nonprofits to fulfill their missions.

Contacts

Investors:
Cynthia Hiponia and Elaine Gaudioso
+1 650-209-3463
ir@box.com

Media:
Denis Roy and Rachel Levine
+1 650-543-6926
press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	October 31,	January 31,
	2023	2023
ASSETS
Current assets:
Cash and cash equivalents	$377,911	$428,465
Short-term investments	61,795	32,783
Accounts receivable, net	166,875	264,515
Deferred commissions	44,743	48,040
Other current assets	33,005	32,960
Total current assets	684,329	806,763
Property and equipment, net	44,195	69,972
Operating lease right-of-use assets, net	118,532	131,172
Goodwill	73,306	73,863
Deferred commissions, non-current	61,808	71,999
Other long-term assets	51,653	53,396
Total assets	$1,033,823	$1,207,165
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$59,685	$79,810
Accrued compensation and benefits	26,179	44,086
Operating lease liabilities	34,097	47,752
Deferred revenue	450,666	544,179
Total current liabilities	570,627	715,827
Debt, net, non-current	370,322	369,351
Operating lease liabilities, non-current	109,199	118,001
Other long-term liabilities	32,539	37,847
Total liabilities	1,082,687	1,241,026
Series A convertible preferred stock	491,551	489,990
Stockholders’ deficit:
Common stock	14	14
Additional paid-in capital	776,313	818,996
Accumulated other comprehensive loss	(10,743)	(7,065)
Accumulated deficit	(1,305,999)	(1,335,796)
Total stockholders’ deficit	(540,415)	(523,851)
Total liabilities, convertible preferred stock and stockholders’ deficit	$1,033,823	$1,207,165

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2023	2022	2023	2022
Revenue	$261,537	$249,951	$774,863	$734,398
Cost of revenue (1)	69,227	64,490	197,891	191,542
Gross profit	192,310	185,461	576,972	542,856
Operating expenses:
Research and development (1)	61,026	59,107	186,860	182,805
Sales and marketing (1)	87,930	81,566	262,745	248,075
General and administrative (1)	31,975	31,422	97,778	94,846
Total operating expenses	180,931	172,095	547,383	525,726
Income from operations	11,379	13,366	29,589	17,130
Interest and other income (expense), net	1,801	(1,427)	7,412	(6,235)
Income before provision for income taxes	13,180	11,939	37,001	10,895
Provision for income taxes	2,524	2,031	7,204	4,641
Net income	$10,656	$9,908	$29,797	$6,254
Accretion and dividend on series A convertible preferred stock	(4,280)	(4,278)	(12,811)	(12,804)
Undistributed earnings attributable to preferred stockholders	(729)	(648)	(1,938)	—
Net income (loss) attributable to common stockholders	$5,647	$4,982	$15,048	$(6,550)
Net income (loss) per share attributable to common stockholders
Basic	$0.04	$0.03	$0.10	$(0.05)
Diluted	$0.04	$0.03	$0.10	$(0.05)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
Basic	143,915	142,385	144,296	143,604
Diluted	147,625	148,127	149,351	143,604

(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2023	2022	2023	2022
Cost of revenue	$4,973	$4,331	$14,688	$13,473
Research and development	17,731	16,556	53,455	52,377
Sales and marketing	16,810	14,158	49,674	44,247
General and administrative	11,380	9,807	33,700	30,551
Total stock-based compensation	$50,894	$44,852	$151,517	$140,648

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2023	2022	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,656	$9,908	$29,797	$6,254
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,513	17,089	38,996	53,406
Stock-based compensation expense	50,894	44,852	151,517	140,648
Amortization of deferred commissions	13,434	13,437	40,803	39,878
Other	1,024	1,054	2,729	2,925
Changes in operating assets and liabilities:
Accounts receivable, net	(3,029)	(12,008)	93,280	74,163
Deferred commissions	(11,042)	(13,839)	(28,361)	(37,400)
Operating lease right-of-use assets, net	10,452	10,230	26,302	30,296
Other assets	1,934	4,840	707	(7,022)
Accounts payable, accrued expenses and other liabilities	(3,002)	(9,729)	(9,138)	(11,724)
Operating lease liabilities	(11,545)	(10,892)	(35,731)	(33,105)
Deferred revenue	(2,507)	14,784	(81,513)	(52,524)
Net cash provided by operating activities	71,782	69,726	229,388	205,795
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(40,644)	(27,575)	(106,389)	(87,253)
Maturities of short-term investments	29,000	28,000	79,000	213,000
Purchases of property and equipment, net of sale proceeds	(2,043)	(1,770)	(2,790)	(2,539)
Capitalized internal-use software costs	(3,985)	(2,500)	(12,362)	(7,010)
Other	—	—	(190)	(815)
Net cash (used in) provided by investing activities	(17,672)	(3,845)	(42,731)	115,383
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchases of common stock	(51,016)	(29,966)	(155,922)	(264,852)
Payments of dividends to preferred stockholders	(3,750)	(3,750)	(11,193)	(11,250)
Proceeds from issuances of common stock under employee equity plans	11,177	10,919	28,017	25,659
Employee payroll taxes paid for net settlement of stock awards	(16,272)	(16,051)	(58,298)	(74,778)
Principal payments of finance lease liabilities	(7,179)	(10,422)	(26,131)	(29,838)
Other	(419)	(67)	(3,989)	(5,122)
Net cash used in financing activities	(67,459)	(49,337)	(227,516)	(360,181)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(4,874)	(7,433)	(9,710)	(19,080)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(18,223)	9,111	(50,569)	(58,083)
Cash, cash equivalents, and restricted cash, beginning of period	396,694	349,694	429,040	416,888
Cash, cash equivalents, and restricted cash, end of period	$378,471	$358,805	$378,471	$358,805

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2023	2022	2023	2022
GAAP gross profit	$192,310	$185,461	$576,972	$542,856
Stock-based compensation	4,973	4,331	14,688	13,473
Acquired intangible assets amortization	1,452	1,452	4,356	4,356
Workforce reorganization	912	—	912	—
Non-GAAP gross profit	$199,647	$191,244	$596,928	$560,685

GAAP gross margin	73.5%	74.2%	74.5%	73.9%
Stock-based compensation	1.9	1.7	1.9	1.8
Acquired intangible assets amortization	0.6	0.6	0.5	0.6
Workforce reorganization	0.3	—	0.1	—
Non-GAAP gross margin	76.3%	76.5%	77.0%	76.3%

GAAP operating income	$11,379	$13,366	$29,589	$17,130
Stock-based compensation	50,894	44,852	151,517	140,648
Acquired intangible assets amortization	1,452	1,452	4,356	4,356
Acquisition-related expenses	—	—	14	53
Fees related to shareholder activism	—	—	—	(77)
Expenses related to litigation	(10)	307	309	307
Workforce reorganization	912	—	912	—
Non-GAAP operating income	$64,627	$59,977	$186,697	$162,417

GAAP operating margin	4.4%	5.3%	3.8%	2.3%
Stock-based compensation	19.4	18.0	19.6	19.2
Acquired intangible assets amortization	0.6	0.6	0.6	0.6
Acquisition-related expenses	—	—	—	—
Fees related to shareholder activism	—	—	—	—
Expenses related to litigation	—	0.1	—	—
Workforce reorganization	0.3	—	0.1	—
Non-GAAP operating margin	24.7%	24.0%	24.1%	22.1%

GAAP net income (loss) attributable to common stockholders	$5,647	$4,982	$15,048	$(6,550)
Stock-based compensation	50,894	44,852	151,517	140,648
Acquired intangible assets amortization	1,452	1,452	4,356	4,356
Acquisition-related expenses	—	—	14	53
Fees related to shareholder activism	—	—	—	(77)
Expenses related to litigation	(10)	307	309	307
Workforce reorganization	912	—	912	—
Amortization of debt issuance costs	475	472	1,423	1,415
Undistributed earnings attributable to preferred stockholders	(6,145)	(5,424)	(18,090)	(16,024)
Non-GAAP net income attributable to common stockholders	$53,225	$46,641	$155,489	$124,128

GAAP net income (loss) per share attributable to common stockholders, diluted	$0.04	$0.03	$0.10	$(0.05)
Stock-based compensation	0.34	0.30	1.01	0.94
Acquired intangible assets amortization	0.01	0.01	0.03	0.03
Acquisition-related expenses	—	—	—	—
Fees related to shareholder activism	—	—	—	—
Expenses related to litigation	—	—	—	—
Workforce reorganization	0.01	—	0.01	—
Amortization of debt issuance costs	—	—	0.01	0.01
Undistributed earnings attributable to preferred stockholders	(0.04)	(0.03)	(0.12)	(0.10)
Non-GAAP net income per share attributable to common stockholders, diluted	$0.36	$0.31	$1.04	$0.83
Weighted-average shares used to compute Non-GAAP net income per share attributable to common stockholders, diluted	147,625	148,127	149,351	150,083

GAAP net cash provided by operating activities	$71,782	$69,726	$229,388	$205,795
Purchases of property and equipment, net of proceeds from sales	(2,043)	(1,770)	(2,790)	(2,539)
Principal payments of finance lease liabilities	(7,179)	(10,422)	(26,131)	(29,838)
Capitalized internal-use software costs	(4,243)	(2,567)	(13,334)	(9,629)
Non-GAAP free cash flow	$58,317	$54,967	$187,133	$163,789
GAAP net cash (used in) provided by investing activities	$(17,672)	$(3,845)	$(42,731)	$115,383
GAAP net cash used in financing activities	$(67,459)	$(49,337)	$(227,516)	$(360,181)

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2023	2022	2023	2022
GAAP revenue	$261,537	$249,951	$774,863	$734,398
Deferred revenue, end of period	471,963	467,080	471,963	467,080
Less: deferred revenue, beginning of period	(479,293)	(458,249)	(566,630)	(534,242)
Contract assets, beginning of period	3,477	2,424	1,900	1,111
Less: contract assets, end of period	(3,944)	(2,969)	(3,944)	(2,969)
Billings	$253,740	$258,237	$678,152	$665,378

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER SHARE GUIDANCE

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended			Fiscal Year Ended
	January 31, 2024			January 31, 2024
GAAP net income per share attributable to common stockholders range, diluted	$0.05	-	$0.06	$0.15	-	$0.16
Stock-based compensation	0.35		0.35	1.36		1.36
Acquired intangible asset amortization	0.01		0.01	0.04		0.04
Expenses related to litigation	0.01		0.01	0.02		0.02
Amortization of debt issuance costs	—		—	0.01		0.01
Undistributed earnings attributable to preferred stockholders	(0.04)		(0.04)	(0.16)		(0.16)
Non-GAAP net income per share attributable to common stockholders range, diluted	$0.38	-	$0.39	$1.42	-	$1.43

Weighted-average shares, diluted			147,000			148,500

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN GUIDANCE

(Unaudited)

	Three Months Ended	Fiscal Year Ended
	January 31, 2024	January 31, 2024
GAAP operating margin	5.0%	4.0%
Stock-based compensation	19.5	19.5
Acquired intangible assets amortization	0.5	0.5
Expenses related to litigation	0.5	0.5
Non-GAAP operating margin	25.5%	24.5%